Exhibit 99.1

Altair Engineering Announces Completion of Tender Offer for all Outstanding Shares of Datawatch Corporation

TROY, Michigan– December 13, 2018 – Altair Engineering Inc. (Nasdaq: ALTR) (“Altair”) today announced the expiration of the tender offer (the “Offer”) by its wholly owned subsidiary, Dallas Merger Sub, Inc. (“Dallas Merger Sub”) for all of the issued and outstanding shares of common stock of Datawatch Corporation (Nasdaq-CM: DWCH) for a price of $13.10 per share in cash, without interest and less any applicable withholding taxes. The Offer expired at 12:00 midnight, Boston time, on December 12, 2018 (one minute after 11:59 p.m. on December 12, 2018). Altair expects to complete today the acquisition of Datawatch through a merger without a vote of Datawatch stockholders pursuant to Section 251(h) of the General Corporation Law of the State of Delaware.

The depository for the Offer has advised Altair that, as of the expiration of the Offer, a total of 8,954,113 shares had been validly tendered into and not validly withdrawn from the Offer, which tendered shares represent approximately 70% of Datawatch’s outstanding shares of common stock and a sufficient number of shares such that the minimum tender condition to the Offer was satisfied. Additionally, the depository has advised that an additional 2,162,329 shares had been tendered by notice of guaranteed delivery, representing approximately 17% of the Datawatch shares of common stock outstanding. Accordingly, all shares that were validly tendered and not validly withdrawn were accepted for payment, and Dallas Merger Sub will promptly pay for all such tendered shares in accordance with the terms of the Offer.

As a result of the merger, Datawatch will become a wholly owned subsidiary of Altair. In the merger, each share of Datawatch (other than shares (i) owned by Datawatch’s stockholders who have perfected their statutory rights of appraisal under Delaware law, (ii) then owned by Datawatch or owned both at the commencement of the Offer and at the effective time of the merger by any wholly owned subsidiary of Datawatch and (iii) irrevocably accepted for purchase in the Offer or owned both at the commencement of the Offer and at the effective time of the merger by Altair, Dallas Merger Sub or any other wholly owned subsidiary of Altair) will be cancelled and converted into the right to receive the same $13.10 per share in cash, without interest and less any applicable withholding taxes, that was paid in the Offer. Following completion of the merger, Datawatch’s common stock will no longer be listed for trading on the Nasdaq Capital Market, which is expected to take effect later today.

About Altair (Nasdaq: ALTR)

Altair transforms design and decision making by applying simulation, machine learning and optimization throughout product lifecycles. Altair’s broad portfolio of simulation technology and patented units-based software licensing model enable Simulation-Driven Innovation™ for Altair’s customers. With more than 2,000 employees, Altair is headquartered in Troy, Michigan, USA and operates 71 offices throughout 24 countries. Altair serves more than 5,000 customers across broad industry segments.

Cautionary Language Concerning Forward-Looking Statements

This communication may contain, in addition to historical information, certain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements relating to Altair’s expectations regarding the completion and timing of the closing of the pending acquisition. These forward-looking statements are made as of the date of this release and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Such forward-looking statements are not guarantees or predictions of future performance, and are subject to known and unknown risks, uncertainties and other factors, many of which are beyond our control, that could cause actual results, performance or achievements of Altair following completion of the Offer and the merger described herein (collectively, the “Transactions”) to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include the risks detailed in the section entitled “Risk Factors” in Altair’s Annual Report on Form 10-K for the year ended December 31, 2017, as updated by Altair’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent Altair’s views as of the date of this press release. Altair undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing Altair’s views as of any date subsequent to the date of this press release.

Investor Relations – Altair

Brian Denyeau

ICR

248-614-2400 ext. 346

ir@altair.com

Media Relations – Altair

Dave Simon

Altair

248-614-2400 ext. 332

pr@altair.com